            Amendment No. 3 to the Investment Management Agreement
               between John Hancock Variable Series Trust I and
                      John Hancock Life Insurance Company

       Reference is made to that certain Investment Management Agreement dated as of April 12, 1988, by and between John Hancock Variable Series Trust I and John Hancock Life Insurance Company (formerly "John Hancock Mutual Life Insurance Company"), as amended, (the "Agreement").

       (a) Subsections (a) and (b) of Section 5 of the Agreement, entitled "Investment Advisory Fee and Expense Limitation," are hereby deleted and the following inserted in its place:

              (a)(1) For the Growth & Income Fund (formerly "Stock Portfolio"):
                     ----------------------------------------------------------

                     (i) 0.71% on an annual basis of the first $150,000,000 of the Current Net Assets (as defined in this Section 5) of such Portfolio;

                     (ii) 0.69% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $150,000,000 and not over $300,000,000; and

                     (iii) 0.67% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $300,000,000.

              (a)(2) For the Active Bond Fund (formerly "Bond Portfolio"):
                     -----------------------------------------------------

                     (i) 0.70% on an annual basis of the first $100,000,000 of the Current Net Assets of such Portfolio;

                     (ii) 0.65% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $100,000,000 and not over $250,000,000;

                     (iii) 0.61% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $250,000,000 and not over $500,000,000;

                     (iv) 0.58% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $500,000,000 and not over $1,000,000,000; and

                     (v) 0.55% on an annual basis of that portion of the Current Net Assets of such Portfolio in excess of $1,000,000,000.

              (a)(3) For the Money Market Fund (formerly "Money Market
                     Portfolio"):
                     -------------------------------------------------

                            0.25% on an annual basis of the Current Net Assets of such Portfolio
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                                       -2-

              (b)(1) For the Large Cap Growth Fund (formerly "Aggressive Stock
                     Portfolio")
                     ---------------------------------------------------------

                     (i) 0.40% on an annual basis of the first $500,000,000 of the Current Net Assets of such Portfolio;

                     (ii) 0.35% on an annual basis for that portion of the Current Net Assets in excess of $500,00,000 and not over $1,000,000,000 of such Portfolio; and

                     (iii) 0.30% on an annual basis for that portion of the Current Net Assets in excess of $1,000,000,000 of such Portfolio

              (b)(2) For the Managed Fund (formerly "Total Return Portfolio")
                     --------------------------------------------------------

                     (i) 0.74% on an annual basis of the first $500,000,000 of the Current Net Assets of such Portfolio;

                     (ii) 0.68% on an annual basis for that portion of the Current Net Assets in excess of $500,000,000 and not over $1,000,000,0000 of such Portfolio; and

                     (iii) 0.65% on an annual basis for that portion of the Current Net Assets in excess of $1,000,000,000 of such Portfolio.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and to take effect November 1, 2000.

                                       John Hancock Variable Series Trust I

                                       /s/ Michele G. Van Leer
                                       By:    Michele G. Van Leer
                                       Title: Chairman

       Attest:  /s/ Ronald J. Bocage
              ------------------------------


                                       John Hancock Life Insurance Company

                                       /s/ Robert R. Reitano
                                       By:    Robert R. Reitano
                                       Title: Senior Vice President
                                              and Chief Investment Strategist

       Attest:  /s/ Ronald J. Bocage
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